EXHIBIT 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO RULE 13a-14(a)

I, Brian Murphy, certify that:

1.	I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K of NanoVibronix, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 26, 2024
	By:	/s/ Brian Murphy
	Name:	Brian Murphy
	Title:	Chief Executive Officer
(Principal Executive Officer)